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EXHIBIT 11(b) - COMPUTATION OF EARNINGS PER COMMON SHARE

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                        WINTHROP RESOURCES CORPORATION
                    STANDARD FINANCIAL, INC. AND SUBSIDIARIES

            Computation of Pro Forma Combined Earnings Per Common Share
                    (Dollars in thousands, except per-share data)
                                 (Unaudited)

Computation of Earnings Per Common
Share for Statement of Operations:                     Year Ended December 31,
----------------------------------                     -----------------------
                                                                1996
                                                             -----------
Income applicable to common stock before
  extraordinary item                                         $    99,180
                                                             -----------
                                                             -----------
Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding                46,550,374
    Dilutive effect of stock option plans and
      common stock warrants after application
      of treasury stock method                                   320,506
                                                             -----------
                                                              46,870,880
                                                             -----------
                                                             -----------

Earnings per common share before extraordinary item          $      2.12
                                                             -----------
                                                             -----------

Computation of Fully Diluted Earnings
  Per Common Share (1):
-------------------------------------

Income before extraordinary item                             $    99,180
Add: Interest expense on 7 1/4% convertible
  subordinated debentures                                            325
                                                             -----------
Income applicable to common stock before extraordinary
  item                                                       $    99,505
                                                             -----------
                                                             -----------

Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding                46,550,374
    Dilutive effect of stock option plans and
      common stock warrants after application
      of treasury stock method                                   336,969
    Dilutive effect from assumed conversion of
      7 1/4% convertible subordinated debentures                 421,415
                                                             -----------
                                                              47,308,758
                                                             -----------
                                                             -----------
Earnings per common share before extraordinary item          $      2.10
                                                             -----------
                                                             -----------


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(1)  This calculation is submitted in accordance with Regulation S-K Item
     601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.